UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2008
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 3.02 AND 3.03 UNREGISTERED SALES OF EQUITY SECURITIES; MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
On November 7, 2008, the registrant consummated its previously disclosed agreement to issue and sell 12,500 shares of its non-voting cumulative 2008 Senior Preferred Stock (Preferred Issue) to Loews Corporation for $1.25 billion.
ITEM 5.02 (b) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 12, 2008, the registrant announced that James R. Lewis, President and Chief Executive Officer of Property and Casualty Operations of the registrant’s insurance subsidiaries, is leaving when his current term of employment expires on December 31, 2008. Upon his departure, the executives reporting to him will instead report directly to the registrant’s incoming Chairman and Chief Executive Officer, Thomas F. Motamed.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
The information set forth in Items 3.02 and 3.03 is incorporated by reference into this Item 5.03. The Certificate of Designation relating to the Preferred Issue, as filed with the Secretary of State of the State of Delaware on November 7, 2008, is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation relating to the 2008 Senior Preferred Stock, no par value, of CNA Financial Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation (Registrant)

Date: November 12, 2008	By	/s/ D. Craig Mense (Signature)

D. Craig Mense
Executive Vice President and
Chief Financial Officer